Exhibit 10.4

PLEDGE AGREEMENT

PLEDGE AGREEMENT (the “Agreement”) dated April 19, 2007 made by each of the undersigned (each a “Pledgor”, and collectively, the “Pledgors”), in favor of each Buyer listed on signature pages attached hereto (individually, a “Buyer” or collectively “Buyers”).

RECITALS:

WHEREAS, Pure Biofuels Corp., a Nevada corporation (the “Company”), and each Buyer are parties to the Securities Purchase Agreement of even date herewith (the “Securities Purchase Agreement”), pursuant to which the Company shall issue and sell to the Buyers, as provided in the Securities Purchase Agreement and the Buyers shall purchase secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”);

WHEREAS, it is a condition precedent to the Buyers purchasing the Convertible Debentures that the Pledgors pledge to the Buyer certain shares of Common Stock of the Company to secure all of the obligations of the Company under the Securities Purchase Agreement, the Convertible Debentures and the Transaction Documents (as defined in the Securities Purchase Agreement);

WHEREAS, each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Pledgor; and

WHEREAS, the parties to this Agreement desire to appoint U.S. Bank National Association, as escrow agent (“Escrow Agent”) to hold in escrow the Pledged Shares (as defined below) pursuant to the terms and conditions of the Escrow Agreement dated the date hereof (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

1.  Obligations Secured. The security interest created hereby in the Pledged Shares constitutes continuing collateral security for all obligations of the Company now existing or hereinafter incurred to the Buyers in connection with an Event of Default (as defined herein), whether oral or written and whether arising before, on or after the date hereof including, without limitation of the following obligations (collectively, the “Obligations”):

(a) for so long as the Convertible Debentures are outstanding, the payment by the Company, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Convertible Debentures and the other Transaction Documents; and

(b) for so long as the Convertible Debentures are outstanding, the due performance and observance by the Company of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, the Company’s obligations with respect to any conversion or redemption rights of the Buyers under the Convertible Debentures.

2.  Pledge and Transfer of Pledged Shares. Each Pledgor hereby grants to the Buyer an irrevocable, first priority security interest in all the securities set forth next to such Pledgor’s name on Schedule I attached hereto (the “Pledged Shares”) as security for the Obligations. Within five (5) business days from the execution of this Agreement, each Pledgor shall deliver to the Escrow Agent, and the Escrow Agent shall hold in escrow pursuant to the terms of the Escrow Agreement, stock certificates made out in favor of the Pledgor representing the Pledged Shares, together with fully executed stock powers of attorney, signature guaranteed as required by the transfer agent of the Company (the “Transfer Documents”), and such stock certificates and Transfer Documents shall be held by the Escrow Agent pursuant to the Escrow Agreement.

3.  Rights Relating to Pledged Shares. During the Escrow Period (as defined in the Escrow Agreement) the rights of the Pledgor in the Pledged Shares shall be as set forth in the Escrow Agreement. Upon the occurrence of an Event of Default, and receipt of the Pledged Shares in accordance with the Escrow Agreement, the Buyer shall be entitled to vote the Pledged Shares, receive dividends and other distributions thereon, and enjoy all other rights and privileges incident to the ownership of the Pledged Shares.

4.  Release of Pledged Shares from Pledge. Upon return of the Pledged Shares to the Pledgor from escrow pursuant to Section 3.2(b) of the Escrow Agreement, this Agreement and all rights of the Buyer in the Pledged Shares shall be terminated.

5.  Event of Default. An “Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under the Convertible Debentures.

6.  Remedies.

a.  Upon and anytime after the occurrence of an Event of Default, the Buyer shall have the right acquire the Pledged Shares in accordance with the procedures set forth in the Escrow Agreement.

b.  Upon receipt of the Pledged Shares by the Buyer in accordance with the Escrow Agreement, the Buyer shall have the right to (i) sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Buyer by the Company under the Transaction Documents, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Buyer, and exercise all other rights and (ii) any and all remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New Jersey. To the extent that the net proceeds received by the Buyers are insufficient to satisfy the Obligations in full, the Buyer shall be entitled to a deficiency judgment against the Pledgor for such amount, the timing (but not the right) of which shall be subject to the agreements of the Buyer set forth in Section 6.d. below. Upon receipt of the Pledged Shares by the Buyer in accordance with the Escrow Agreement, the Buyer shall also have the absolute right to sell or dispose of the Pledged Shares in any manner it sees fit and shall have no liability to any Pledgor or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Pledgor shall remain liable for shortfalls, if any, that may exist after the Buyer has exhausted all remedies hereunder. The Buyer shall return any Pledged Shares issued to it and instruct the Escrow Agent to return any Pledged Shares it is holding in escrow after the full satisfaction of the Obligations.

c.  Each right, power and remedy of the Buyer provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy of the Buyer. The exercise or beginning of the exercise by the Buyer of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Buyer of all such other rights, powers or remedies, and no failure or delay on the part of the Buyer to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Buyer to any other further action in any circumstances without demand or notice. The Buyer shall have the full power to enforce or to assign or contract is rights under this Agreement to a third party.

d.  In the event that the net proceeds from the Buyer’s sale or disposition of the Pledged Shares received by the Buyers are insufficient to satisfy the Obligations in full, the Buyer agrees to exhaust all its rights, powers, and remedies provided for in the Security Agreement, Guaranty Agreement, Mortgage and the Peruvian Security Documents (each as defined in the Securities Purchase Agreement), before proceeding against the Pledgor. Nothing herein shall limit the ability of the Buyer to exercise any power, right, or remedy with respect to the Pledged Shares regardless of the progress or status of any other right, power, or remedy provided for in the Transaction Documents.

7.  Representations, Warranties and Covenants.

a.  The Pledgor represents, warrants and covenants that:

(i)  Pledgor is, and at the time when pledged hereunder will be, the legal, beneficial and record owner of, and has (and will have) good and valid title to, all Pledged Shares pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever;

(ii)  Pledgor has full power, authority and legal right to pledge all the Pledged Shares pledged pursuant to this Agreement; and

(iii)  all the Pledged Shares have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights.

b.  The Pledgor covenants and agrees to take all reasonable steps to defend the Buyer’s right, title and security interest in and to the Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever (other than the Buyer and the Escrow Agent); and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Buyer as collateral hereunder and will likewise take all reasonable steps to defend the right thereto and security interest therein of the Buyer.

c.  The Pledgor covenants and agrees to take no action which would violate or be inconsistent with any of the terms of any Transaction Document, or which would have the effect of impairing the position or interests of the Buyer under any Transaction Document.

d.  The Pledgor covenants and agrees that this Agreement is made with recourse and that upon an Event of Default, the Buyer shall be deemed to have acquired the Pledged Shares on the date they were acquired by the Pledgor. Unless otherwise indicated on the Schedule II attached hereto, each Pledgor is an “affiliate” of the Company, as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended.

8.  Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Buyer:	Cornell Capital Partners L.P.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8744

With copy to:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Troy Rillo, Esq.
Telephone: (201) 985-8300
Facsimile: (201) 985-1964

If to the Pledgors, to:	To the addresses provided on the signature pages attached hereto

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

9.  Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

10.  Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

11.  Enforcement Costs. If any legal action or other pro-ceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresenta-tion in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs (including, without limita-tion, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

12.  Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or here-after existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

13.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

14.  No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

15.  JURY TRIAL. EACH OF THE COLATERAL AGENT AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN THE BUYER AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

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IN WITNESS WHEREOF, each Pledgor has caused this Pledge and Escrow Agreement to be executed by its respective duly authorized officer, as of the date first above written.

Pledgor

/s/ Luis Goyzueta
LUIS GOYZUETA

Address:
c/o Pure Biofuels Corp.
Av. Canaval y Moreyra 380
of 402
San Isidro, Lima
Peru

Attention: Luis Goyzueta
Telephone: +511-221-7365
Facsimile: +511-221-7347

FOR VALUE RECEIVED, the Pledgor hereby acknowledges that this Agreement is made with recourse.

/s/ Luis Goyzueta
LUIS GOYZUETA

IN WITNESS WHEREOF, the undersigned acknowledge and agree to the terms and conditions of this Pledge Agreement as of the date first above written.

THE BUYER: Cornell Capital Partners, L.P.

By: Yorkville Advisors, LLC
Its: Investment Advisor

By: /s/ Gerald Eicke
Name: Gerald Eicke
Title: Managing Partner